Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is being delivered to [Name] (the “Subscriber”) in connection with his investment in the securities of Sonic Foundry, Inc. a Maryland corporation (“Sonic Foundry”). Sonic Foundry is selling, pursuant to SEC registration statement No. 333-185489, effective March 7, 2013,, units (the “Units”) at a purchase price per Unit equal to the trailing twenty (20) day average closing price of Sonic Foundry common stock on the day of close (the “Purchase Price”) with each Unit consisting of (i) one share (the “Shares”) of Sonic Foundry’s common stock, par value $0.001 per share, (the “Common Stock”), and (ii) a warrant which expires on the date which is five years from the date of close, in the form attached hereto as Exhibit A (the “Warrant”) to purchase one (1) share of Common Stock (the “Warrant Shares”) at an exercise price of $14.00 per share. For purposes of this Agreement, the term “Securities” shall refer to the Common Stock, the Warrants, and the Warrant Shares.

IMPORTANT INVESTOR NOTICES

NO LITERATURE OR ADVERTISEMENT IN ANY FORM MAY BE RELIED UPON BY THE SUBSCRIBER IN CONNECTION WITH THE PURCHASE OF THESE SECURITIES EXCEPT FOR THIS SUBSCRIPTION AGREEMENT AND ANY SUPPLEMENTS HERETO, AND NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS EXCEPT THOSE CONTAINED HEREIN.

THIS AGREEMENT DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT YOU MAY DESIRE IN EVALUATING SONIC FOUNDRY, OR AN INVESTMENT IN THE SECURITIES. YOU MUST CONDUCT AND RELY ON YOUR OWN EVALUATION OF SONIC FOUNDRY AND THE TERMS OF THIS TRANSACTION,, INCLUDING THE MERITS AND RISKS INVOLVED, IN DECIDING WHETHER TO INVEST IN THE SECURITIES OFFERED HEREBY.

THIS AGREEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF VARIOUS DOCUMENTS RELATING TO THE OPERATIONS OF SONIC FOUNDRY. THESE SUMMARIES DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE TEXTS OF THE ORIGINAL DOCUMENTS.

THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION OF AN OFFER TO ANY PERSON OR IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS UNLAWFUL OR NOT AUTHORIZED. EACH PERSON WHO ACCEPTS DELIVERY OF THIS AGREEMENT AGREES TO RETURN IT AND ALL RELATED DOCUMENTS IF SUCH PERSON DOES NOT PURCHASE ANY OF THE SECURITIES DESCRIBED HEREIN.

NEITHER THE DELIVERY OF THIS AGREEMENT AT ANY TIME NOR ANY SALE OF SECURITIES HEREUNDER SHALL IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. SONIC FOUNDRY WILL EXTEND TO EACH PROSPECTIVE INVESTOR (AND TO ITS REPRESENTATIVE, ACCOUNTANT OR LEGAL COUNSEL, IF ANY) THE OPPORTUNITY, PRIOR TO HIS PURCHASE OF UNITS, TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM SONIC FOUNDRY CONCERNING THE SECURITIES OFFERED HEREBY, AND TO OBTAIN ADDITIONAL INFORMATION, TO THE EXTENT SONIC FOUNDRY POSSESSES THE SAME OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN. ALL SUCH ADDITIONAL INFORMATION SHALL ONLY BE PROVIDED IN WRITING AND IDENTIFIED AS SUCH BY SONIC FOUNDRY THROUGH ITS DULY AUTHORIZED OFFICERS AND/OR DIRECTORS ALONE; NO ORAL INFORMATION OR INFORMATION PROVIDED BY ANY BROKER OR THIRD PARTY MAY BE RELIED UPON.

NO REPRESENTATIONS, WARRANTIES OR ASSURANCES OF ANY KIND ARE MADE OR SHOULD BE INFERRED WITH RESPECT TO THE ECONOMIC RETURN, IF ANY, THAT MAY ACCRUE TO AN INVESTOR IN SONIC FOUNDRY.

THIS AGREEMENT CONTAINS FORWARD-LOOKING STATEMENTS REGARDING SONIC FOUNDRY’S PERFORMANCE, STRATEGY, PLANS, OBJECTIVES, EXPECTATIONS, BELIEFS AND INTENTIONS. THE OUTCOME OF THE EVENTS DESCRIBED IN THESE FORWARD-LOOKING STATEMENTS IS SUBJECT TO SUBSTANTIAL RISKS, AND ACTUAL RESULTS COULD DIFFER MATERIALLY.

THE PRICE OF THE SECURITIES HAS BEEN DETERMINED BY ARMS LENGTH NEGOTIATIONS. THE PRICE OF THE SECURITIES DOES NOT NECESSARILY BEAR ANY RELATIONSHIP TO THE ASSETS, EARNINGS OR BOOK VALUE OF SONIC FOUNDRY, OR TO POTENTIAL ASSETS, EARNINGS, OR BOOK VALUE OF SONIC FOUNDRY.

PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS AGREEMENT AS INVESTMENT, LEGAL, BUSINESS, OR TAX ADVICE. EACH INVESTOR SHOULD CONTACT HIS, HER OR ITS OWN ADVISORS REGARDING THE APPROPRIATENESS OF THIS INVESTMENT AND THE TAX CONSEQUENCES THEREOF, WHICH MAY DIFFER DEPENDING ON AN INVESTOR’S PARTICULAR FINANCIAL SITUATION. IN NO EVENT SHOULD THIS AGREEMENT BE DEEMED OR CONSIDERED TO BE TAX ADVICE PROVIDED BY SONIC FOUNDRY.

This Subscription Agreement is on the terms and conditions set forth below.

WHEREAS, the Company is desirous of seeking private equity financing; and

WHEREAS, Andrew Burish and Mark Burish, along with an additional director of the Company, expressed a desire to provide financing to the Company; and

WHEREAS, the disinterested directors of the Company appointed the Company’s CEO, Gary Weis, to lead the negotiations regarding the equity financing with Andrew Burish, representing the potential investors; and

WHEREAS, the disinterested directors met to discuss the terms negotiated by Gary Weis and Andrew Burish; and

WHEREAS, the disinterested directors unanimously approved such terms; and

WHEREAS, only Mark Burish and Andrew Burish are desirous of consummating a transaction on the terms and conditions set forth below;

NOW, THEREFORE, the undersigned agrees with the Company as follows.

1.	SUBSCRIPTION AND PURCHASE PRICE

(a) Subscription. Subject to the conditions set forth in Section 2 hereof, the Subscriber hereby subscribes for and agrees to purchase the number of Units determined by dividing the Aggregate Purchase Price by the Purchase Price on the terms and conditions described herein.

(b) Purchase of Units. The Subscriber understands and acknowledges that the purchase price to be remitted to Sonic Foundry in exchange for the Units shall be [Amount] (the “Aggregate Purchase Price”) for the number of Units determined in 1(a) above. The Subscriber’s delivery of this Agreement to Sonic Foundry shall be accompanied by payment for the Units subscribed for hereunder, payable in United States Dollars, by wire transfer of immediately available funds delivered to Sonic Foundry. The Subscriber understands and agrees that, subject to Section 2 and applicable laws, by executing this Agreement, it is entering into a binding agreement.

2.	ACCEPTANCE AND CLOSING PROCEDURES

(a) Acceptance or Rejection. Subject to full, faithful and punctual performance and discharge by Sonic Foundry of all of its duties, obligations and responsibilities as set forth in this Agreement, the Warrant and any other agreement entered into between the Subscriber and Sonic Foundry relating to this subscription (collectively, the “Transaction Documents”), the Subscriber shall be legally bound to purchase the Units pursuant to the terms and conditions set forth in this Agreement. For the avoidance of doubt, upon the occurrence of the failure by Sonic Foundry to fully, faithfully and punctually perform and discharge any of its duties, obligations and responsibilities as set forth in any of the Transaction Documents, which shall have been performed or otherwise discharged prior to the Closing (as defined below), the Subscriber may, on or prior to the Closing, at its sole and absolute discretion, elect not to purchase the Units and provide instructions to Sonic Foundry to receive the full and immediate refund of the Aggregate Purchase Price. The Subscriber understands and agrees that Sonic Foundry reserves the right to reject this subscription for Units in whole or part in any order at any time prior to the Closing for any reason, notwithstanding the Subscriber’s prior receipt of notice of acceptance of the Subscriber’s subscription. In the event the Closing does not take place because of (i) the rejection of subscription for Units by Sonic Foundry or (ii) the election not to purchase the Units by the Subscriber for any reason or no reason, this Agreement and any other Transaction Documents shall thereafter be terminated and have no force or effect, and the parties shall take all steps, including the execution of instructions to Sonic Foundry, to ensure that the Aggregate Purchase Price shall promptly be returned or caused to be returned to the Subscriber without interest thereon or deduction therefrom.

(b) Closing. The closing of the purchase and sale of the Units hereunder (the “Closing”) shall take place at such time and place as determined by the parties but in no event later than December 19, 2014. The Shares and the Warrants purchased by the Subscriber will be delivered promptly following the Closing Date. At the Closing, the Subscriber will execute a Lock-Up Agreement, the form of which is attached hereto as Exhibit B.

(c) Following Acceptance or Rejection. The Subscriber acknowledges and agrees that this Agreement and any other documents delivered in connection herewith will be held by Sonic Foundry. In the event that this Agreement is not accepted by Sonic Foundry for whatever reason, which Sonic Foundry expressly reserves the right to do, this Agreement, the Aggregate Purchase Price received (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Agreement. If this Agreement is accepted by Sonic Foundry, Sonic Foundry is entitled to treat the Aggregate Purchase Price received as an interest free loan to Sonic Foundry until such time as the Subscription is accepted.

(d) Extraordinary Events Regarding Common Stock. In the event that Sonic Foundry shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein. The number of Units that the Subscriber shall thereafter be entitled to receive (consisting of number of shares of Common Stock or Warrant Shares the Subscriber may thereafter be entitled to receive upon exercise of the Warrants) shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section) be in effect, and (b) the denominator is the Purchase Price then in effect.

(e) Certificate as to Adjustments. In each case of any adjustment or readjustment in (i) the Shares (ii) the number of Warrant Shares issuable upon the exercise of the Warrants, (iii) the exercise price of the Warrants and/or (iv) the conversion price or conversion ratio of the Shares, Sonic Foundry, at its expense, will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms hereof or the Warrant, as applicable, and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Sonic Foundry will forthwith mail a copy of each such certificate to the Subscriber.

3.	THE SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Subscriber, hereby acknowledges, agrees with and represents, warrants and covenants to Sonic Foundry, as follows:

(a) The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b) The Subscriber represents and warrants to Sonic Foundry and its affiliates as follows:

(i) The Subscriber is acquiring the Securities solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Securities.

(ii) The Subscriber (together with his Advisors, if any) has received all documents requested by the Subscriber, if any, and has carefully reviewed them and understands the information contained therein, prior to the execution of this Agreement.

(c) The Subscriber is not relying on Sonic Foundry or any of its employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in this investment. The Subscriber has relied on the advice of, or has consulted with, only his Advisors.

(d) The Subscriber has carefully considered the potential risks relating to Sonic Foundry and a purchase of the Securities, and fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of the Subscriber’s entire investment.

(e) No oral or written representations or warranties have been made, or information furnished, to the Subscriber or his Advisors, if any, by Sonic Foundry or any of its officers, employees, agents, sub-agents, affiliates, advisors or subsidiaries in connection with the purchase of the Securities hereby, other than any representations of Sonic Foundry contained herein, and in subscribing for the Units the Subscriber is not relying upon any representations other than those contained herein.

(f) The Subscriber and his Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Sonic Foundry concerning the business, financial condition, results of operations and prospects of Sonic Foundry, and all such questions have been answered to the full satisfaction of the Subscriber and his Advisors, if any.

(g) In making the decision to invest in the Securities the Subscriber has relied solely upon the information provided by Sonic Foundry in the Transaction Documents. To the extent necessary, the Subscriber has retained, at his own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Securities other than the Transaction Documents.

(h) The Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

(i) The Subscriber acknowledges that any estimates or forward-looking statements or projections furnished by Sonic Foundry to the Subscriber were prepared by the management of Sonic Foundry in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by Sonic Foundry or its management and should not be relied upon.

(j) This Agreement is not enforceable by the Subscriber unless it has been accepted by Sonic Foundry, and the Subscriber acknowledges and agrees that Sonic Foundry reserves the right to reject any subscription for any reason.

4.	SONIC FOUNDRY’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Sonic Foundry hereby acknowledges, agrees with and represents, warrants and covenants to the Subscriber, as follows:

(a) Organization and Qualification. Sonic Foundry is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Sonic Foundry is duly qualified to do business, and is in good standing in the states required due to (a) the ownership or lease of real or personal property for use in the operation of Sonic Foundry’s business or (b) the nature of the business conducted by Sonic Foundry. Sonic Foundry has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby. All actions on the part of Sonic Foundry and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of Sonic Foundry’s obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which Sonic Foundry is a party on the Closing will be, duly executed and delivered by Sonic Foundry, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of Sonic Foundry, enforceable against Sonic Foundry in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b) Issuance of Securities. The Securities to be issued to the Subscriber pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and non-assessable.

(c) Authorization; Enforcement. The execution, delivery and performance of this Agreement and the other Transaction Documents by Sonic Foundry, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to Sonic Foundry, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Sonic Foundry is a party or by which it is bound or to which any assets of Sonic Foundry are subject, (d) result in the creation of any lien or encumbrance upon the assets of Sonic Foundry, or upon any shares of Common Stock, preferred stock or other securities of Sonic Foundry, (e) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or bylaws of Sonic Foundry, or (f) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of Sonic Foundry.

(d) SEC Documents; Undisclosed Liabilities. Sonic Foundry has filed all required filings with the SEC since September 30, 2013, pursuant to Sections 13 and 15 of the Securities Exchange Act, as applicable (the “Sonic Foundry SEC Documents”). As of its respective filing date, each Sonic Foundry SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Sonic Foundry SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Sonic Foundry SEC Document has been revised or superseded by a later filed Sonic Foundry SEC Document, none of the Sonic Foundry SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the Sonic Foundry SEC Documents, the financial statements of the Sonic Foundry included in the Sonic Foundry SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Sonic Foundry as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

5.	OTHER AGREEMENTS OF THE PARTIES

Sonic Foundry agrees that so long as the Subscriber owns Securities in Sonic Foundry the provisions of this Section 5 shall remain in full force and effect and survive any termination or expiration of this Agreement.

(a) Reservation of Securities. Sonic Foundry shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for Sonic Foundry to satisfy its obligations in full under the Transaction Documents, Sonic Foundry shall promptly take such actions as may be required to increase the number of authorized shares.

6.	MISCELLANEOUS PROVISIONS

(a) All parties hereto have been represented by counsel, and no inference shall be drawn in favor of or against any party by virtue of the fact that such party’s counsel was or was not the principal draftsman of this Agreement.

(b) Each of the parties hereto shall be responsible to pay the costs and expenses of its own legal counsel in connection with the preparation and review of this Agreement and related documentation.

(c) Neither this Agreement, nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

(d) The representations, warranties and agreement of the Subscriber and Sonic Foundry made in this Agreement shall survive the execution and delivery of this Agreement and the delivery of the Securities.

(e) Any party may send any notice, request, demand, claim or other communication hereunder to the Subscriber at the address set forth on the signature page of this Agreement or to Sonic Foundry at its primary office (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.

(f) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

(g) This Agreement is not transferable or assignable by the Subscriber.

(i) Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except in writing signed by both Sonic Foundry and the Subscriber.

(j) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to conflicts of law principles.

(k) Sonic Foundry and the Subscriber hereby agree that any dispute that may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in the City of Madison, Wisconsin and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of Wisconsin located in the City of Madison, with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, postage prepaid, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

(l) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(m) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Subscriber has executed this Agreement on the      day of             , 2014.

ACCEPTED this      day of             , 2014, on behalf of Sonic Foundry, Inc.

By:
Name: Gary Weis
Title: CEO

[SIGNATURE PAGE FOR SUBSCRIPTION AGREEMENT]

Exhibit A

Form of Warrant

See Attached.

Exhibit B

Form of Lock-up Agreement	See Attached